Financial Statements for the year ended December 31, 2005
of

EDI Exploration Drilling International GmbH
Haltern am See, Germany

based on US GAAP

(converted in USD)

[non-binding translation]

APPENDICES

1. Balance Sheet as at December 31, 2005 based on US GAAP
2. Statement of Income for the financial year 2005 based on US GAAP
3. Statement of Cash Flows for the financial year 2005 based on US GAAP
4. Statement of Changes in Shareholders' Equity for the financial year 2005 based on US GAAP
5. Notes to the financial year 2005 based on US GAAP
6. Auditors' Report
7. General terms and conditions governing the assignment

EDI Exploration Drilling International GmbH, Haltern am See

Balance sheet based on US-GAAP for the year ended December 31, 2005

Assets	Note	31. 12 2005 USD	31. 12 2004 USD
Short-term Assets			
Cash and cash equivalents	(1)	128.894	41.749
Receivables and other assets			
Amounts owed by shareholders		403.328	0
Other assets and prepaid expenses		81.507	95
	(2)	484.835	95
Total short-term assets		613.729	41.844
Long-term assets			
Property, land and equipment			
buildings, including buildings on third-party land		1.747	0
Technical equipment and machinery		106.799	0
Other and office equipment		28.138	0
Advance payments		15.824	0
	(3)	152.508	0
Intangible assets			
Franchises, trademarks	(4)	50.302	0
Total long-term assets		202.810	0
Deferred taxes	(5)	326.078	2.646
Total assets		1.142.617	44.491

Liabilities and shareholders' equity	Note	31. 12 2005 USD	31. 12 2004 USD
Short-term liabilities			
Trade accounts payable		47.969	0
Amounts owed to shareholders		7.996	0
Other liabilities		36.749	13.424
Total short-term liabilities	(6)	92.714	13.424
Short-term provisions			
Accrued liabilities		40.917	1.364
Total short-term provisions	(7)	40.917	1.364
Shareholders' equity			
Subscribed capital		42.338	34.102
Additional paid-in capital		1.457.428	0
Balance sheet loss		(490.778)	(4.399)
Total shareholders' equity	(8)	1.008.986	29.703
Total liabilities and shareholders' equity		1.142.617	44.491

Appendix 2

EDI Exploration Drilling International GmbH, Haltern am See

Statement of Income based on US-GAAP
for the financial year 2005

		01.01.- 31.12.2005 USD	07.12.- 31.12.2004 USD
Selling expenses	(1)	(298.577)	0
General administrative expenses	(2)	(275.583)	(4.569)
Research & Development expenses	(3)	(208.507)	0
Other selling and marketing expenses	(4)	(73.709)	(2.225)
Operating loss		**(856.376)**	**(6.794)**
Non-operating income / (expenses)			
Interest and similar expenses		(982)	(22)
Other Interest and similar income		334	0
Other income	(5)	6.105	0
Loss before income taxes		**(850.918)**	**(6.817)**
Income taxes	(6)	339.826	2.560
Net loss		**(511.092)**	**(4.256)**
(Loss carried forward)		(4.256)	0
Effects on exchange rate changes		248	0
Balance Sheet loss		**(515.101)**	**(4.256)**

Appendix 3

EDI Exploration Drilling International GmbH, Haltern am See

Statement of Cash Flows based on US-GAAP
for the financial year 2005

	Note	2005 TUSD	7.12. - 31.12.2004 TUSD
Operating activities			
Net loss (including currency differences)		(511)	(4)
Depreciation and amortization of assets		13	
Increase in deferred taxes		(323)	(3)
Increase in accrued liabilities		40	1
Increase in assets not allocated to investing or financing activities		(90)	(1)
Decrease in trade liabilities as well as other liabilities not allocated to investing or financing activities		79	14
Interest payments		1	0
Cash Flow used in operating activities		**(791)**	**7**
Investing activities			
Additions to fixed assets		(166)	0
Additions to intangible assets		(50)	0
Cash flow used in investing activities		**(216)**	**0**
Financing activities			
Proceeds of funds from capital increase		1.260	0
Proceeds of funds to additional paid-in capital		8	34
Payments to shareholders		(199)	0
Cash flow used in financing activities		**1.069**	**34**
Effects on exchange rate changes		**25**	**1**
Change in cash and cash equivalents		**87**	**42**
Cash and cash equivalents at the beginning of the reporting period		42	0
Cash and cash equivalents at the end of the reporting period		129	42
Change in cash and cash equivalents	V.1.	**87**	**42**

EDI Exploration Drilling International GmbH, Haltern am See

Statement of Changes in Shareholders' Equity based on US-GAAP
for the financial year 2005

	Subscribed capital	Capital surplus	Balance Sheet Loss	Shareholders' Equity
	USD	USD	USD	USD
January 1, 2004	**0**	**0**	**0**	**0**
Net loss	0	0	(4.399)	(4.399)
Increase in subscribed capital	34.102	0	0	34.102
Additional paid-in capital	0	0	0	0
Foreign currency translation	0	0	0	0
December 31, 2004	**34.102**	**0**	**(4.399)**	**29.703**
January 1, 2005	**34.102**	**0**	**(4.399)**	**29.703**
Net loss	0	0	(511.092)	(511.092)
Increase in subscribed capital	12.731	0	0	12.731
Additional paid-in capital	0	1.457.428	0	1.457.428
Foreign currency translation	(4.495)	0	24.712	20.217
December 31, 2005	**42.338**	**1.457.428**	**(490.779)**	**1.008.986**

EDI Exploration Drilling International GmbH
Haltern am See, Germany

Notes

to the financial year 2005

based on US GAAP

Table of Contents

I. General Information

1. General information on the company

EDI Exploration Drilling International GmbH, Haltern am See, Germany ("EDI" or "Company"), was established on December 7, 2004 (No. 562 of the Deed Register for 2004 of the Notary Franz Werner Wiesel, Essen) with nominal capital of USD 34,102. The capital contributions are as follows:

Name	Share of subscribed capital in USD	Share of subscribed capital in %
Magdalena Rotthäuser, Haltern am See	27,282	80.0
Günter Thiemann, Harsewinkel	5,115	15.0
Wolfgang Chittka, Marl	1,705	5.0
	34,102	100.0

In accordance with the Fiduciary Agreement of June 29, 2005 (Deed Register No. 149 for 2005 of the Notary Heins-Martin Hesker, Dülmen), Mrs Magdalena Rotthäuser holds, in her share of the subscribed capital, a share of USD 5,934 as trustee for Mr Josef Grotendorst, Dorsten, and a share of USD 6,002 as trustee for Mr Gerhard Grotendorst, Ferlach/Austria.

As part of the Participation Agreement of June 30, 2005 (Deed Register No. 155/2005 of the Notary Heinz-Martin Hesker, Dülmen) with the Grisham Group S.A., Tartola, British Virgin Islands ("Grisham Group"), it was decided to increase capital by USD 12,731 against cash contributions; this capital increase was entered in the commercial register on December 20, 2005. The new share in the business was taken exclusively by the Grisham Group, to the exclusion of the existing shareholders' subscription rights. The Company's resulting participating interests are as follows:

Name	Share of subscribed capital in USD	Share of subscribed capital in %
Magdalena Rotthäuser, Haltern am See	23,686	55.94
Günter Thiemann, Harsewinkel	4,441	10.49
Wolfgang Chittka, Marl	1,480	3.50
Grisham Group	12,731	30.07
	42,338	100.00

After the capital increase, Mrs Magdalena Rotthäuser holds, in her share of the subscribed capital, a share of USD 5,152 as trustee for Mr Josef Grotendorst and a share of USD 5,152 as trustee for Mr Gerhard Grotendorst.

The Company has been registered with the District Court [*Amtsgericht*] of Gelsenkirchen under No. HRB 8068 since March 4, 2005.

The Company's financial year corresponds to the calendar year.

2. EDI's activities

EDI's business operations comprise the sale, deployment and maintenance of machinery for water exploration, the granting of licenses for the use and exploitation of the technical basis for the manufactured machinery, and the provision of associated services.

EDI's drilling and production technologies enable state-owned and private water utilities in arid regions to ensure supply on a long-term basis, and are smoothing the way for a substantial increase in the service life of water wells. Additionally, a significant cost reduction can be achieved at the drilling stage in geothermal energy production.

The principal markets that EDI is targeting with its technologies include

- Exploration and exploitation of water resources ("fluid finder" product)
- Protection of water resources ("water save" product)
- Discovery of geothermal energy sources ("medium changer")

In order to rapidly penetrate the target markets, EDI will focus on a business model as a technology provider over the next few years.

In the case of the products "fluid finder" and "water save", the business model involves the development and enhancement of the EDI products as well as the planning of drilling projects. A network of reliable partners can be accessed for additional services required in drilling and operating wells. In the case of geothermal energy, the developed products are made available to customers. It is intended that partners take on all other stages of the value-adding process.

3. Risks and non-calculable aspects

Delivering consistent success in drilling for wells is seen as the critical process. EDI will deploy two measures for optimum control of the process. On the one hand, an experienced well sinker from the EDI team will manage each drilling project, and monitor on site the quality and progress of the work done by the external partner. On the other hand, strategic partnerships are being sought with a few well sinkers operating globally who are in a position to assure consistent quality of the drilling work, even when a large number of projects has to be handled.

Acceptance and implementation of the EDI technologies must still be viewed as a significant risk. This risk results especially from the inertia in the established water supply industry.

Because of the highly regulated nature of the water supply industry, the market structures are highly regimented and the companies involved, in some cases state-owned, possess very limited room for maneuver. As a result of the severe problems in the water supply industry, however, this structural framework has shifted to a large extent in the past. In contrast we have to expect, very intense power struggles between different interest groups in developing countries, resulting from the vital importance of water as a resource.

The size of EDI is currently still a disadvantage in relation to competitors. This disadvantage will be counteracted by further expanding human resources and through steady growth.

4. Basis for preparing the accounts

General

The Financial Statements of EDI for the year ended December 31, 2005, have been prepared in accordance with the Generally Accepted Accounting Principles in the United States of America ("US GAAP").

The previous year's Statements for the year ended December 31, 2004, have also been prepared on the basis of US GAAP. Since the Company was only established on December 7, 2004, giving rise to a short financial year to December 31, 2004, it is not possible to compare the Financial Statements for the year ended December 31, 2005, with the previous year's Statements.

The Financial Statements are drawn up in Euro (converted in USD).

Method of presentation

The historical cost of acquisition or production is generally used as the valuation basis for assets and debts. Assets are capitalized if all the basic opportunities and risks associated with their use are attributable to EDI. The accounting principles and valuation methods are explained at the relevant balance sheet items.

The Balance Sheet is divided into long-term and short-term items. The Statement of Income is presented using the cost of sales format. The composition of individual items in the Balance Sheet and Statement of Income is explained in the Notes.

Estimates

Preparation of the financial statements requires estimates and assumptions related to the reported amounts of the assets, liabilities and contingent assets and liabilities at the date of the balance sheet, as well as the reported amounts of revenues and expenses for the period. Although these estimates and assumptions were made with the greatest of care on the basis of all available information, the actual results may diverge from them.

Segment reporting

EDI was established only at the end of 2004. Its structures and internal organization are currently being developed. Turnovers have not yet been achieved according to plan. The size of the global water market requires a sustained penetration into the markets, which EDI is intensively performing; however for the year 2005, EDI's concrete activities could not be partitioned into precise operating segments so that a reporting by market segment could not yet been performed for the years 2004 and 2005. During the year 2005 EDI has worked on the further development and patent registration of its products "fluid finder", "water save" and "medium changer". Furthermore, the company has pursued its acquisition activities in various countries. First contracts regarding the intended cooperation with partner firms have been placed after the balance sheet date.

II. Accounting and valuation principles

1. Intangible assets

Intangible assets are capitalized if it is probable that a future economic benefit is associated with the use of the asset. They are carried at cost of acquisition or production. Intangible assets with estimable useful lives are amortized on a straight-line basis over their respective estimated useful lives of up to 20 years to their estimated residual values; they are always reviewed for impairment whenever events or changed circumstances indicate that the book value of the asset may not be recoverable.

Capitalized intangible assets with an indefinite useful life are examined for impairment at least once a year, until such time as it is determined that the useful life is no longer indefinite.

Research & development expenses are recorded immediately as an expense. Expenses that are incurred in development projects in relation to the patenting of new products are capitalized as intangible assets, in so far as it is expected that they generate future economic benefit.

2. Property, plant and equipment

Property, plant and equipment is carried at cost of acquisition or production, and ise depreciated as follows over their expected useful lives:

Balance sheet item	Depreciation method	Depreciation period
Buildings, including buildings on third-party land	straight-line method	20 years
Technical equipment and machinery	straight-line method	4 - 8 years
Other and office equipment	straight-line method	3 - 10 years

The cost of acquisition or production of property, plant and equipment consists of the purchase price including incidental acquisition costs. If property, plant and equipment is sold or withdrawn, its cost of acquisition and cumulated depreciation is eliminated from the Balance Sheet, and the profit or loss arising from their sale is recorded in the Statement of Income.

The expected useful lives and the methods of depreciation are reviewed in each period in order to ensure that the method of depreciation and period of depreciation are in accord with the expected economic benefit derived from property, plant and equipment.

3. Impairment of assets

Property, plant and equipment and intangible assets are reviewed for impairment whenever events or changed circumstances indicate that the book value of an asset may not be recoverable. The economic value of an asset to be held and used is measured by comparing the book value with the estimated future undiscounted cash flows that are expected to be generated by the asset. If the book value of the asset exceeds the estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the book value of the asset exceeds fair value of the asset.

4. Receivables and other assets

Amounts owed by shareholders and other assets are carried at their nominal amount and, if associated with identifiable risks, reduced by a specific allowance for doubtful accounts.

5. Cash and cash equivalents

Cash and cash equivalents are comprised of cash on hand and cash at bank. They are always valued at nominal value.

6. Deferred taxes

Deferred tax assets and liabilities are recognized for future implications arising from temporary differences between the Financial Statement carrying amount of existing assets and liabilities and their respective value in the balance sheet for tax pupose. Deferred tax assets and liabilities are measured using the statutory tax rates that are likely to apply in the years in which adjustment of these differences is expected. A valuation allowance is recorded to reduce the carrying amount of the deferred tax assets unless it is more likely than not that such assets will be realized. Deferred tax assets also include eligibility for tax reduction arising from the expected usage of net operating losses carried forward in subsequent years and whose realization is more likely than not. The assessment and valuation of the deferred tax assets is reviewed on each balance sheet date and treated in the light of current estimates.

7. Accrued Liabilities

Other accrued liabilities are recorded if there is an obligation to third parties, the availment of which is probable and if the expected level of the required provision amount can be estimated reliably. If new findings come to light or circumstances change, the other liabilities are routinely adjusted.

8. Liabilities

Liabilities are carried at their repayment amount. In so far as the disbursement amount of an obligation is less than the repayment amount, the liability is entered on the liabilities side at the lower amount paid; the discount is reported separately from the repayment amount.

9. Revenues

Revenues are realized when a definitive contract is in place, the goods have been delivered or the service has been provided, and the sales price is fixed or can be fixed.

Since the Company is in the start-up phase, no revenues have so far been generated.

10. Selling expenses

Advertising costs and other expenditure on selling and marketing are recognized directly as affecting net income.

11. Research & Development expenses

Expenditure on Research & Development is also recognized directly as affecting net income.

III. Notes to the Balance Sheet

(1) Cash and cash equivalents

Liquid funds involve cash at bank and cash on hand. The change in cash is presented in the Company's Statement of Cash Flows.

	2005 USD	2004 USD
Cash at bank	127,738	41,749
Cash on hand	1,156	0
Cash and cash equivalents in the Balance Sheet and Statement of Cash Flows	128,894	41,749

Liquid funds are reported on the Balance Sheet at nominal value. For the purposes of the Statement of Cash Flows, liquid funds include cash, bank deposits that are available at any time, and other current liquid financial investments with an original term to maturity of not more than three months.

There are no restrictions on the use of these credit balances.

(2) Receivables and other assets

As in the previous year, the terms to maturity of all the receivables and other assets are less than one year. It was not necessary to form allowance for doubtful accounts.

	2005 USD	2004 USD
Amounts owed by shareholders	403,328	0
Other assets	81,507	0
	484,835	0

Amounts owed by shareholders consist of the following:

	USD
Grisham Group	197,385
Magdalena Rotthäuser	142,271
Josef Grotendorst	51,814
Wolfgang D. Chittka	11,857
	403,328

The receivables from the Grisham Group refer to outstanding payments in the capital surplus. Other items involve loans on which interest is payable at the rate of 6%

Other assets exclusively involve claims in respect of the tax office arising from claims for refund of input tax.

(3) Development of property, plant and equipment

The development and composition of property, plant and equipment in the financial year 2005 is shown in the following investment statement:

	Buildings including buildings on third-party land	Technical equipment and machinery	Other equipment and office equipment	Advance payments made and plant under construction	Total
	USD	USD	USD	USD	USD
Cost of acquisition/production					
Balance as at January 1, 2005	0	0	0	0	0
Additions	1.777	116,490	31,974	15,824	166,065
December 31, 2005	1,777	116,490	31,974	15,824	166,065
Accumulated depreciation and value reductions					
Balance as at January 1, 2005	0	0	0	0	0
Depreciation for the year 2005	30	9,691	3,836	0	13,557
Balance as at December 31, 2005	30	9,691	3,836	0	13,557
Book value as at December 31, 2005	1,747	106,799	28,138	15,824	152,508
Book value as at January 1, 2005	0	0	0	0	0

Additions to technical equipment and machines involved acquisition costs for model and demonstration versions of the fluid finder and medium changer

(4) Development of intangible assets

The development and composition of intangible assets in the financial year 2005 is shown in the following investment statement:

	Licenses, industrial property rights	Total
	USD	USD
Cost of acquisition/production		
Balance as at January 1, 2005	0	0
Additions	50,302	50,302
December 31, 2005	50,302	50,302
Accumulated amortization and value reductions		
Balance as at January 1, 2005	0	0
Amortization for the year 2005	0	0
Balance as at December 31, 2005	0	0
Book value as at December 31, 2005	50,302	50,302
Book value as at January 1, 2005	0	0

This item involves costs incurred in registering patents.

(5) Deferred tax assets

Deferred tax assets represent the pecuniary advantage of future tax savings due to existing losses carried forward. It is assumed that subsequent years will show a positive trend in terms of results, such that full usage of the losses carried forward is expected as early as 2006.

Current deferred tax liabilities were also offset against the deferred tax assets.

(6) Trade and other liabilities

Liabilities consist of the following:

	2005	2004
	USD	USD
Trade accounts payable	47,969	0
Amounts owed to shareholders	7,996	0
Other liabilities	36,749	13,424
	92,714	13,424

All liabilities have a residual term to maturity of up to one year.

Amounts owed to shareholders are for a loan granted by Mr Günter Thienmann.

Other liabilities are classified as follows:

	2005 USD	2004 USD
Wage tax and church tax	17,034	829
Loan(s) from third parties	16,187	10,936
Social benefits	3,528	1,659
	36,749	13,424

(7) Accrued liabilities

Other accrued liabilities include in particular provisions for financial statements and auditing (TUSD 20) and vacation provisions (TUSD 20).

These are exclusively short-term provisions

(8) Shareholders' equity

Shareholders' equity comprises the following items:

	2005 USD	2004 USD
Subscribed capital	42,338	34,102
Additional paid-in capital	1,457,428	0
Loss carried forward	4,399	0
Net loss for the year	511,092	4,399
Foreign currency translation	24,711	0
	1,008,986	29,703

Additional paid-in capital arises from a cash contribution by the Grisham Group, which is payable under the Participation Agreement of June 30, 2005. A total amount of USD 1,486,750 is to be contributed, payable in ten monthly installments of USD 148,675 each. In 2006, USD 1,284,808 has already actually been paid; as scheduled, USD 201,942 is still outstanding as at the balance sheet date.

We also refer to Appendix 4 to the Financial Statements for details of the shareholders' equity.

IV. Notes to the Statement of Income

(1) Selling expenses

	2005	2004
	USD	USD
Personnel expenses	95,856	0
Advertising and trade fairs	93,108	0
Travel expenses	86,947	0
Consulting fees	22,501	0
Depreciation / amortization	165	0
	298,577	0

(2) General administrative expenses

	2005	2004
	USD	USD
Personnel expenses	107,192	3,249
Consulting fees	60,284	0
Telephone, postage	36,681	0
Cost of financial statements	28,802	1,320
Office supplies	19,964	0
Depreciation / amortization	7,349	0
Insurance, taxes	4,982	0
Miscellaneous	10,329	
	275,583	4,569

(3) Research & Development expenses

	2005	2004
	USD	USD
Fees	102,369	0
Personnel expenses	87,853	0
Depreciation / amortization	10,171	0
Miscellaneous	8,114	0
	208,507	0

Expenditure on Research & Development involves basic research as well as the advanced development of existing products.

(4) Other operating expenses

The reported expenses chiefly cover legal and consulting expenses related to the establishment of the Company and the capital increase.

(5) Other income

This item exclusively involves refund of expenses.

(6) Income tax expenses

Paid or owed taxes on income, as well as deferred taxes, are reported as income tax. The income tax expense consists of the following:

	2005 USD	2004 USD
Current tax expense	0	0
Deferred income tax	339,826	2,560
Reported income tax yield	339,826	2,560

The Company is subject to a federal corporation tax rate of 25% on taxable income, plus a solidarity surcharge of 5.5% on the tax liability. The Company is also subject to trade tax on income; this tax is deducted when calculating the income for corporation tax purposes. The effective rate of trade tax for 2004 and 2005 is 18.4%, taking into account a collection rate of 450%. This produces an effective total tax rate of 39.9%.

The current tax expenditures have to be compared with the tax expenditures that would have been produced notionally if the applicable tax rates had been applied to the reported net income before taxes.

Transitional accounts:

	2005 USD	2004 USD
Loss before income taxes	850,918	6,817
Expected income tax expense 39.9% (2004: 39.9%)	0	0
Deferred taxes liabilities	(20,882)	0
Tax effect of losses carried forward	360,708	2,560
Total tax yield	339,826	2,560

Deferred tax assets exclusively involve tax advantages from the use of losses carried forward (2005: USD 586,793, 2004: USD 3,786), while deferred tax liabilities result from temporary differences in property, plant and equipment. All deferred tax liabilities short-term liabilities, the deferred taxes on the assets side are recoverable.

V. Notes to the Statement of Cash Flows

1. Composition of cash and cash equivalents

For the purposes of the Statement of Cash Flows, liquid funds include cash, bank deposits that are available at any time, and other current liquid financial investments with an original term to maturity of not more than three months.

	2005 USD	2004 USD
Cash	1,156	0
Cash at bank	127,738	41,749
Cash and cash equivalents on December 31	128,894	41,749

2. Non-cash Transactions

Regarding the capital surplus allocation of USD 1,457,428 a payment of USD 197,385 is still outstanding at the balance sheet date. Furthermore, in the financial years 2005 and 2004, no investing and financing transactions not affecting payments were conducted.

VI. Other information

1. Contingent liabilities and assets

Other financial obligations resulting from tenancy agreements totaled USD 3,007 (previous year: USD 0). The residual terms to maturity are less than one year. (Previous year: 0).

3. Related Party Transactions

The items "Amounts owed by shareholders" and "Amounts owed to shareholders" represent the balances due from and to shareholders and shareholder-CEOs. In addition, a loan was granted to the Company by Mr Dieter Thiemann, a brother of Mr Günter Thiemann. We refer to the notes to other liabilities.

These balances exclusively involve loan arrangements with terms to maturity of up to one year.

4. Subsequent Events

On January 20, 2006, the Company concluded an agreement on cooperation with KLR Industries Ltd, Hyderabad/India. Strategic collaboration on test drilling in India, Africa and the Middle East was agreed. It is intended that the cooperation will lead to a specifically defined joint-venture in the medium term.

The Grisham Group intends to sell their shares of EDI. Mr Walter P.W. Notter, Thalwill/Schweiz shall enter into the existing agreement with all rights and duties. Mr Notter will take the same position and duties such as the Grisham Group so far.

Apart from that, there were no events of particular significance that are of material importance for the Financial Statements and which could result in a change in the Company's appraisal.

5. Members of the board of directors

Mr Rainer Rotthäuser, Haltern am See
Mr Günter Thiemann, Harsewinkel

In the 2005 financial year, a total of USD 96,544 (previous year: USD 0) was spent on remuneration for members of senior management.

6. Members of the Supervisory Board

Chairman: Mr Peter Scherer, mining engineer

- Former chairman of Gelsenwasser AG, Germany
- Former president of DVGW, honorary member of DVGW
- Senator of the University of Karlsruhe
- Treasurer of IWA in London (International Water Association)

Mr Dr. Attila Gahl

- Former head of Plant Construction at Gelsenwasser AG
- Former head hydrologist at Gelsenwasser AG

The Supervisory Board received remuneration of TUSD 10 for the 2005 financial year (previous year: TUSD 0).

EDI Exploration Drilling International GmbH
The board of directors

Rainer Rotthäuser

Mr Günter Thiemann

Haltern am See, Germany

RSM Haarmann Hemmelrath

AUDITORS' REPORT IN ACCORDANCE WITH THE STANDARDS Of THE PCAOB

To the shareholders of EDI Exploration Drilling International GmbH, Haltern am See:

We have audited the accompanying balance sheets of EDI Exploration Drilling International GmbH as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with US generally accepted accounting principles.

Hamburg/Düsseldorf, February 9, 2006

RSM Haarmann Hemmelrath GmbH
Wirtschaftsprüfungsgesellschaft (Auditors)
Steuerberatungsgesellschaft (Tax Advisors)

[Translator's notes are in square brackets]

General Engagement Terms
for
Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften
[German Public Auditors and Public Audit Firms]
as of July 1, 2000

This is an English translation of the German text, which is the sole authoritative version

1. Scope

(1) These engagement terms are applicable to contracts between Wirtschaftsprüfer [German Public Auditors] or Wirtschaftsprüfungsgesellschaften [German Public Audit Firms] (hereinafter collectively referred to as the "Wirtschaftsprüfer") and their clients for audits, consulting and other engagements to the extent that something else has not been expressly agreed to in writing or is not compulsory due to legal requirements.

(2) If, in an individual case, as an exception contractual relations have also been established between the Wirtschaftsprüfer and persons other than the client, the provisions of No. 9 below also apply to such third parties.

2. Scope and performance of the engagement

(1) Subject of the Wirtschaftsprüfer's engagement is the performance of agreed services – not a particular economic result. The engagement is performed in accordance with the Grundsätze ordnungsmäßiger Berufsausübung [Standards of Proper Professional Conduct]. The Wirtschaftsprüfer is entitled to use qualified persons to conduct the engagement.

(2) The application of foreign law requires – except for financial attestation engagements – an express written agreement.

(3) The engagement does not extend – to the extent it is not directed thereto – to an examination of the issue of whether the requirements of tax law or special regulations, such as, for example, laws on price controls, laws limiting competition and Bewirtschaftungsrecht [laws controlling certain aspects of specific business operations] were observed; the same applies to the determination as to whether subsidies, allowances or other benefits may be claimed. The performance of an engagement encompasses auditing procedures aimed at the detection of the defalcation of books and records and other irregularities only if during the conduct of audits grounds therefor arise or if this has been expressly agreed to in writing.

(4) If the legal position changes subsequent to the issuance of the final professional statement, the Wirtschaftsprüfer is not obliged to inform the client of changes or any consequences resulting therefrom.

3. The client's duty to inform

(1) The client must ensure that the Wirtschaftsprüfer – even without his special request – is provided, on a timely basis, with all supporting documents and records required for and is informed of all events and circumstances which may be significant to the performance of the engagement. This also applies to those supporting documents and records, events and circumstances which first become known during the Wirtschaftsprüfer's work.

(2) Upon the Wirtschaftsprüfer's request, the client must confirm in a written statement drafted by the Wirtschaftsprüfer that the supporting documents and records and the information and explanations provided are complete.

4. Ensuring independence

The client guarantees to refrain from everything which may endanger the independence of the Wirtschaftsprüfer's staff. This particularly applies to offers of employment and offers to undertake engagements on one's own account.

5. Reporting and verbal information

If the Wirtschaftsprüfer is required to present the results of his work in writing, only that written presentation is authoritative. For audit engagements the long-form report should be submitted in writing to the extent that nothing else has been agreed to. Verbal statements and information provided by the Wirtschaftsprüfer's staff beyond the engagement agreed to are never binding.

6. Protection of the Wirtschaftsprüfer's intellectual property

The client guarantees that expert opinions, organizational charts, drafts, sketches, schedules and calculations – especially quantity and cost computations – prepared by the Wirtschaftsprüfer within the scope of the engagement will be used only for his own purposes.

7. Transmission of the Wirtschaftsprüfer's professional statement

(1) The transmission of a Wirtschaftsprüfer's professional statements (long-form reports, expert opinions and the like) to a third party requires the Wirtschaftsprüfer's written consent to the extent that the permission to transmit to a certain third party does not result from the engagement terms.

The Wirtschaftsprüfer is liable (within the limits of No. 9) towards third parties only if the prerequisites of the first sentence are given.

(2) The use of the Wirtschaftsprüfer's professional statements for promotional purposes is not permitted; an infringement entitles the Wirtschaftsprüfer to immediately cancel all engagements not yet conducted for the client.

8. Correction of deficiencies

(1) The client is entitled to have the Wirtschaftsprüfer correct any deficiencies. The client may demand a reduction in fees or the cancellation of the contract only for the failure of a subsequent correction; if the engagement was awarded by a businessman within the scope of his commercial business, a government-owned legal person under public law or a special government-owned fund under public law, the client may demand the cancellation of the contract only if the services rendered are of no interest to him due to the failure of the subsequent correction. No. 9 applies to the extent that claims for damages exist beyond this.

(2) The client must assert his claim for the correction of deficiencies in writing without delay. Claims pursuant to the first sentence of the first paragraph expire six months after the Wirtschaftsprüfer has rendered the professional service.

(3) Obvious deficiencies, such as, for example, typing and arithmetical errors and formelle Mängel [deficiencies associated with technicalities] contained in a Wirtschaftsprüfer's professional statements (long-form report, expert opinion and the like) may be corrected – and also be applicable versus third parties – by the Wirtschaftsprüfer at any time. Errors which may call into question the conclusions contained in the Wirtschaftsprüfer's professional statements entitle the Wirtschaftsprüfer to withdraw – also versus third parties – such statements. In the cases noted the Wirtschaftsprüfer should first hear the client, if possible.

9. Liability

(1) The liability limitation of § ["Article"] 323 (2)["paragraph 2"] HGB ["Handelsgesetzbuch": German Commercial Code] applies to statutory audits required by law.

(2) Liability for negligence; An individual case of damages

If neither No. 1 is applicable nor a regulation exists in an individual case, pursuant to § 54a (1) no. 2 WPO ["Wirtschaftsprüferordnung": Law regulating the Profession of Wirtschaftsprüfer] the liability of the Wirtschaftsprüfer for claims for compensatory damages of any kind for an individual case of damages resulting from negligence is limited to DM 8 million; this also applies if liability to a person other than the client should be established. An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the Wirtschaftsprüfer is limited to DM 10 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.

(3) Preclusive deadlines

A compensatory damages claim may only be lodged within a preclusive deadline of twelve months of the rightful claimant having become aware of the damage and of the event giving rise to the claim – at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and the client was informed of this consequence. The right to assert the bar of the preclusive deadline remains unaffected. Sentences 1 to 3 also apply to legally required audits with statutory liability limits.

10. Supplementary provisions for audit engagements

(1) A subsequent amendment or abridgement of the financial statements or management report audited by a Wirtschaftsprüfer and accompanied by an auditor's report requires the written consent of the Wirtschaftsprüfer even if these documents are not published. If the Wirtschaftsprüfer has not issued an auditor's report, a reference to the audit conducted by the Wirtschaftsprüfer in the management report or elsewhere specified for the the general public is permitted only with the Wirtschaftsprüfer's written consent and using the wording authorized by him.

(2) If the Wirtschaftsprüfer revokes the auditor's report, it may no longer be used. If the client has already made use of the auditor's report, he must announce its revocation upon the Wirtschaftsprüfer's request.

(3) The client has a right to 5 copies of the long-form report. Additional copies will be charged for separately.

11. Supplementary provisions for assistance with tax matters

(1) When advising on an individual tax issue as well as when furnishing continuous tax advice, the Wirtschaftsprüfer is entitled to assume that the facts provided by the client – especially numerical disclosures – are correct and complete; this also applies to bookkeeping engagements. Nevertheless, he is obliged to inform the client of any errors he has discovered.

(2) The tax consulting engagement does not encompass procedures required to meet deadlines, unless the Wirtschaftsprüfer has explicitly accepted the engagement for this. In this event the client must provide the Wirtschaftsprüfer, on a timely basis, all supporting documents and records – especially tax assessments – material to meeting the deadlines, so that the Wirtschaftsprüfer has an appropriate time period available to work therewith.

(3) In the absence of other written agreements, continuous tax advice encompasses the following work during the contract period:

a) preparation of annual tax returns for income tax, corporation tax and business tax, as well as net worth tax returns on the basis of the annual financial statements and other schedules and evidence required for tax purposes to be submitted by the client
b) examination of tax assessments in relation to the taxes mentioned in (a)
c) negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)
d) participation in tax audits and evaluation of the results of tax audits with respect to the taxes mentioned in (a)
e) participation in Einspruchs- und Beschwerdeverfahren [appeals and complaint procedures] with respect to the taxes mentioned in (a).

In the afore-mentioned work the Wirtschaftsprüfer takes material published legal decisions and administrative interpretations into account.

(4) If the Wirtschaftsprüfer receives a fixed fee for continuous tax advice, in the absence of other written agreements the work mentioned under paragraph 3 (d) and (e) will be charged separately.

(5) Services with respect to special individual issues for income tax, corporate tax, business tax, valuation procedures for property and net worth taxation, and net worth tax as well as all issues in relation to sales tax, wages tax, other taxes and dues require a special engagement. This also applies to:

a) the treatment of nonrecurring tax matters, e. g. in the field of estate tax, capital transactions tax, real estate acquisition tax
b) participation and representation in proceedings before tax and administrative courts and in criminal proceedings with respect to taxes, and
c) the granting of advice and work with respect to expert opinions in connection with conversions of legal form, mergers, capital increases and reductions, financial reorganizations, admission and retirement of partners or shareholders, sale of a business, liquidations and the like.

(6) To the extent that the annual sales tax return is accepted as additional work, this does not include the review of any special accounting prerequisities nor of the issue as to whether all potential legal sales tax reductions have been claimed. No guarantee is assumed for the completeness of the supporting documents and records to validate the deduction of the input tax credit.

12. Confidentiality towards third parties and data security

(1) Pursuant to the law the Wirtschaftsprüfer is obliged to treat all facts that he comes to know in connection with his work as confidential, irrespective of whether these concern the client himself or his business associations, unless the client releases him from this obligation.

(2) The Wirtschaftsprüfer may only release long-form reports, expert opinions and other written statements on the results of his work to third parties with the consent of his client.

(3) The Wirtschaftsprüfer is entitled – within the purposes stipulated by the client – to process personal data entrusted to him or allow them to be processed by third parties.

13. Default of acceptance and lack of cooperation on the part of the client

If the client defaults in accepting the services offered by the Wirtschaftsprüfer or if the client does not provide the assistance incumbent on him pursuant to No. 3 or otherwise, the Wirtschaftsprüfer is entitled to cancel the contract immediately. The Wirtschaftsprüfer's right to compensation for additional expenses as well as for damages caused by the default or the lack of assistance is not affected, even if the Wirtschaftsprüfer does not exercise his right to cancel.

14. Remuneration

(1) In addition to his claims for fees or remuneration, the Wirtschaftsprüfer is entitled to reimbursement of his outlays; sales tax will be billed separately. He may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of his services dependent upon the complete satisfaction of his claims. Multiple clients awarding engagements are jointly and severally liable.

(2) Any set off against the Wirtschaftsprüfer's claims for remuneration and reimbursement of outlays is permitted only for undisputed claims or claims determined to be legally valid.

15. Retention and return of supporting documentation and records

(1) The Wirtschaftsprüfer retains, for seven years, the supporting documents and records in connection with the completion of the engagement – that had been provided to him and that he has prepared himself – as well as the correspondence with respect to the engagement.

(2) After the settlement of his claims arising from the engagement, the Wirtschaftsprüfer, upon the request of the client, must return all supporting documents and records obtained from him or for him by reason of his work on the engagement. This does not, however, apply to correspondence exchanged between the Wirtschaftsprüfer and his client and to any documents of which the client already has the original or a copy. The Wirtschaftsprüfer may prepare and retain copies or photocopies of supporting documents and records which he returns to the client.

16. Applicable law

Only German law applies to the engagement, its conduct and any claims arising therefrom.